Exhibit 21.1
THE MADISON SQUARE GARDEN COMPANY SUBSIDIARIES

SUBSIDIARY	JURISDICTION OF ORGANIZATION OR REGISTRATION	PERCENT OWNED

Eden Insurance Company, Inc.	New York	100%
Entertainment Ventures, LLC	Delaware	100%
Hartford Wolfpack, LLC	Delaware	100%
Knicks Holdings, LLC	Delaware	100%
MSG Aircraft Leasing, LLC	Delaware	100%
MSG Arena Holdings, LLC	Delaware	100%
MSG Arena, LLC	Delaware	100%
MSG Aviation, LLC	Delaware	100%
MSG BBLV, LLC	Delaware	100%
MSG Beacon, LLC	Delaware	100%
MSG Boston Theatrical, L.L.C.	Delaware	100%
MSG Chicago, LLC	Delaware	100%
MSG Eden Realty, LLC	Delaware	100%
MSG Flight Operations, L.L.C.	Delaware	100%
MSG Entertainment Holdings, LLC	Delaware	100%
MSG Forum, LLC	Delaware	100%
MSG Holdings Music, LLC	Delaware	100%
MSG Holdings, L.P.	Delaware	100%
MSG Interactive, LLC	Delaware	100%
MSG National Properties LLC	Delaware	100%
MSG Publishing, LLC	Delaware	100%
MSG Songs, LLC	Delaware	100%
MSG Spinco, Inc.	Delaware	100%
MSG Sports, LLC	Delaware	100%
MSG Sports & Entertainment, LLC	Delaware	100%
MSG TE, LLC	Delaware	100%
MSG Theatrical Ventures, LLC	Delaware	100%
MSG Training Center, LLC	Delaware	100%
MSG Vaudeville, LLC	Delaware	100%
MSG Ventures, LLC	Delaware	100%
MSG Ventures Holdings, LLC	Delaware	100%
MSG Winter Productions, LLC	Delaware	100%
MSGN Eden, LLC	Delaware	100%
MSGN Interactive, LLC	Delaware	100%
New York Knicks, LLC	Delaware	100%
New York Liberty, LLC	Delaware	100%
New York Rangers Enterprises Company	Nova Scotia	100%
New York Rangers, LLC	Delaware	100%

THE MADISON SQUARE GARDEN COMPANY SUBSIDIARIES

SUBSIDIARY	JURISDICTION OF ORGANIZATION OR REGISTRATION	PERCENATGE OWNED

Radio City Productions LLC	Delaware	100%
Radio City Trademarks, LLC	Delaware	100%
Rainbow Garden Corp.	Delaware	100%
Rangers Holdings, LLC	Delaware	100%
Regional MSG Holdings LLC	Delaware	100%
SportsChannel Associates	New York	100%
The 31st Street Company, L.L.C.	Delaware	100%
The Grand Tour, LLC	New York	100%
Westchester Knicks, LLC	Delaware	100%